Exhibit 10.1
Xylem Inc.
301 Water Street SE
Washington, DC 20003

PERSONAL AND CONFIDENTIAL

To: Franz Cerwinka

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement ("Agreement") confirms the mutual understanding between you and Xylem, Inc. (the "Company") regarding the transition of services to be performed. Effective October 21, 2024, you will cease serving as the Company's SVP & President, Applied Water and Xylem Transformation Officer and will continue to support the Company as an advisor until March 31, 2025 ("Separation Date").

1. Transitional Services. Your employment with the Company will end effective March 31, 2025, unless earlier terminated by you voluntarily or upon mutual consent between you and the Company. You agree that from October 21, 2024 through the Separation Date, your primary focus will be: (i) a smooth and orderly transition of segment leadership with a focus on Q4 2024 performance and effective external and internal stakeholder management; (ii) continued support and reasonable engagement to enable the Company’s transformation; (iii) reasonable advisory duties as identified by the Chief Executive Officer (“CEO”); and (iv) continued engagement in a positive and active manner with Company personnel, investors, customers, suppliers and representatives. In exchange for your execution and compliance with the terms of this Agreement, the Company shall continue to pay your base salary through the Separation Date, you will continue to be eligible under the Company's benefit programs.

2. Separation Agreement. Separate and apart from the terms of this Agreement, you will also receive on or before March 31, 2025, a Separation Memorandum ("Memorandum") and Separation Agreement and General Release (the "Release). The Memorandum and Release will confirm the mutual understanding regarding your separation from employment with the Company as well as confidentiality, non-competition and non-solicitation provisions. You will also receive severance according to the Company's Senior Executive Severance Pay Plan.

3. Annual Incentive. You will be paid an annual incentive for the 2024 performance year based on the Company's performance against financial targets and your individual performance score under the Annual Incentive Plan for the Senior Leadership Team. The actual payout will be based on the Company's actual performance (weighted 75%) and your individual performance as assessed and recommended by the CEO for the 2024 performance year (weighted 25%), subject to approval by the Leadership Development and Compensation Committee ("LDCC") in February 2025. Payment will be made to you in March 2025 consistent with all other executives. You will not be eligible for annual incentive considerations for the 2025 fiscal year. Any amounts payable under this annual incentive, as well as any other long-term incentive compensation arrangement based on attainment of financial performance measures, are subject to US securities laws and Xylem’s Recoupment of Incentive-Based Compensation Policy 40-05 providing for clawback or recoupment of amounts that were paid to you. By signing this Agreement, you are providing your acknowledgment of this. The Company will make any determination for clawback or recoupment in accordance with any applicable law or regulation and Policy 40-05.

4. Governing Law. This Agreement shall be construed and in accordance with the laws of the state of Indiana.

You have a right to consult with an attorney regarding this Agreement. To accept this Agreement, please sign and date this Agreement by October 14, 2024.
Sincerely,
Xylem Inc.

By: /s/ Claudia S. Toussaint
(Signature)
Name: Claudia S. Toussaint
Title: SVP, Chief People and Sustainability Officer

My agreement with the terms and conditions of this Agreement is signified by my signature below. Furthermore, I acknowledge that I have read and understand this Agreement, that I have a right to consult with an attorney regarding this Agreement, and that I sign this knowingly and voluntarily.

Signed: /s/ Franz W. Cerwinka Dated: October 14, 2024
Franz W. Cerwinka